Exhibit 99.1

NEWS

2550 North Loop West, Suite 400

Houston, TX 77092

(713) 861-2500

FOR IMMEDIATE RELEASE

Goodman Global to Confirm Current Outlook

HOUSTON, Dec. 13, 2006 – Goodman Global, Inc. (NYSE:GGL) announced today that during meetings with analysts to be held on Dec. 14, 2006, it expects to confirm its comments on the company’s 2006 full-year forecast and 2007 prospects, as presented during Goodman’s 2006 Third Quarter Earnings Release Conference Call on Oct. 26, 2006. Materials used in the meetings will be available on the Goodman website, www.goodmanglobal.com, in the “Management Presentations” section.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 700 total distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Investor Relations Contact: Richard Bajenski Vice President, Investor Relations (713) 263-5059 richard.bajenski@goodmanmfg.com	Media Relations Contact: Courtneye Barrett Manager, Public Relations (713) 263-5485 (832) 419-1697 (mobile) courtneye.barrett@goodmanmfg.com

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